UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2025

Next Technology Holding Inc. (formerly known as “WeTrade Group Inc.”)
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852-5338 4226

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Next Technology Holding Inc. (formerly known as WeTrade Group Inc. (the “Company”)) with the Securities and Exchange Commission on September 27, 2024 (the “Previous Form 8-K”), the Company entered into an Amended and Restated BTC Trading Contract (the “Amended BTC Contract”), dated as of September 24, 2024, with an autonomous organization (the “Association Seller), which supports its members in the sale of bitcoins (“BTC”).

Under the Amended BTC Contract, the Company is entitled to purchase up to 5,167 BTC (the “Total BTC”) from certain members of the Association Seller set forth on Schedule I of the Amended BTC Contract (the “BTC Sellers”) through the Association Seller at a purchase price of US$30,000 per BTC (subject to an additional purchase price by issuance of warrants to purchase shares of Common Stock at a nominal exercise price as described below) over a 12-month period ending on September 24, 2025. The purchase price for the Total BTC will be paid by the Company in cash or shares of common stock of the Company (the “Common Stock”) (including equity securities exercisable for the shares of the Common Stock). Although the Amended BTC Contract states that the Association Seller (Party B) “owns the virtual currency”, to our knowledge, this statement was mistakenly made. As of the date of the Amended BTC Contract, it were the BTC Sellers who are the individual members of the Association Seller, not the Association Seller itself, own the BTC to be sold under the Amended BTC Contract.

At the time when the Amended BTC Contract was signed, the Company indicated its intent to exercise the option to purchase 5,000 BTC out of the Total BTC pursuant to the Amended BTC Contract (the “Amended 5,000 BTC Transaction”). According to the terms of the Amended BTC Contract, the previously-made prepayment amount of $12,125,500 will be applied towards the total purchase price for the Amended 5,000 BTC Transaction and the Company will pay the remaining balance through (i) the issuance of 135,171,078 shares of Common Stock (the “Shares”) valued at $1.02 per share and (ii) the issuance of warrants to purchase 294,117,647 shares of Common Stock at a nominal exercise price (the “Warrants”, and the shares issuable under the Warrants, the “Warrant Shares”). Using the same per share valuation, the Warrants are worth approximately $300,000,000. The exercise period for each Warrant is five (5) years from the initial exercise of such Warrant.

On March 12, 2025 (the “Closing Date”), the Company consummated the Amended 5,000 BTC Transaction pursuant to which the Company acquired 5,000 BTC and in exchange it issued the Shares and the Warrants. Concurrently with the issuance of the Warrants, the BTC Sellers indicated to the Company of their intent to immediately exercise the Warrants to purchase all of the Warrant Shares thereunder. Accordingly, the Company issued to each BTC Seller the respective Warrant Shares at the Closing Date.

The preceding descriptions of the Amended BTC Contract is qualified in its entirety by reference to the copy of the Amended BTC Contract attached as Exhibit 10.01 of the Previous Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

The Shares, the Warrants and the Warrant Shares issued and/or to be issued pursuant to the Amended BTC Contract have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be offered or sold within the United States in the absence of an effective registration or an applicable exemption from the registration requirements. The offer and sale of the Shares, the Warrants and the Warrant Shares was conducted and/or will be conducted in reliance on the exemption from registration provided by Regulation D and/or Regulation S of the Securities Act. The issuance is intended to be made in a private transaction that does not involve a public offering. The Shares, the Warrants and the Warrant Shares were issued and/or will be issued without the use of any form of general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: March 12, 2025	By:	/s/ Wei Hong Liu
	Name:	Wei Hong Liu
	Title:	Chief Executive Officer

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